                                                                     Exhibit 1.1

                                                                   EXECUTED COPY

                                   12,500,000

                              EVERGREEN SOLAR, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                February 3, 2005

SG COWEN & CO., LLC
FIRST ALBANY CAPITAL INC.

   As Representatives of the several Underwriters

c/o   SG Cowen & Co., LLC
      1221 Avenue of the Americas
      New York, New York 10020

Dear Sirs:

1. INTRODUCTORY. Evergreen Solar, Inc., a Delaware corporation (the "Company"), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (collectively, the "Underwriters" and, each, an "Underwriter"), an aggregate of 12,500,000 shares of common stock, $.01 par value, of the Company (the "Common Stock"). The aggregate of 12,500,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock." The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 1,875,000 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock." SG Cowen & Co., LLC ("SG Cowen") and First Albany Capital Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

     (a) A registration statement on Form S-3 (File No. 333-119864) in respect of the Stock has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any amendments thereto (the "Initial Registration Statement"), each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared
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     effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering contemplated hereby (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), which became or will become effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus contained in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations, including any supplement thereto, relating to the offering of the Stock is hereinafter referred to as a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively referred to as the "Registration Statements"; the final prospectus that discloses the public offering price of the Stock and other matters relating to the offering thereof, in the form first filed pursuant to Rule 424(b) of the Rules and Regulation, including any supplement to the prospectus contained in the Initial Registration Statement, is hereinafter referred to as the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be (it being expressly understood that, as provided in Rule 412 of the Rules and Regulations, any statement contained in any such document so incorporated by reference shall not be deemed to constitute a part of the Registration Statement, any Preliminary Prospectus or the Prospectus to the extent that it is modified or superseded by a statement contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or in any other subsequently filed document that also is or is deemed to be so incorporated by reference), together with, solely for purposes of Section 7(a) hereof, the information under
     Item 2.02 of the Company's Current Report on Form 8-K dated January 14, 2004, as amended by its Current Report on Form 8-K/A dated January 21, 2004, in each case furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus, as the case may be, under the Exchange Act and incorporated by reference in such Preliminary Prospectus or
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     the Prospectus, as the case may be; and any reference to any amendment to the Registration Statements shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statements. No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

     (b) The Initial Registration Statement conforms, and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, in the case of the Registration Statements and any amendment thereto, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus and any amendment or supplement thereto, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters' Information (as defined in Section 16 hereof).

     (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     (d) The Company and each of its subsidiaries (as defined in Section 14 hereof) have been duly incorporated or organized and are validly existing as corporations or other legal entities in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires
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     such qualification and have all corporate power and authority (or, in the case of such subsidiaries, similar power and authority) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify, be in good standing or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company owns or controls, directly or indirectly, only the following entities with the indicated percentages of ownership: (i) Evergreen Solar Securities Corp., a Massachusetts corporation (100%) ("Evergreen Securities"); (ii) EverQ GmbH (formerly TOPAS 107 V.V. GmbH), a German limited liability company (75.1%) ("EverQ"); and (iii) Evergreen Solar GmbH, a German limited liability company (100%) (together with EverQ, the "German Subsidiaries").

     (e) This Agreement has been duly authorized executed and delivered by the Company.

     (f) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus.

     (g) The Company's authorized, issued and outstanding capital stock conforms to the description thereof in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and conform to the description thereof contained in the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, included or incorporated by reference in the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

     (h) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent described in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries (it being expressly understood that the Company does not own all of the outstanding shares of EverQ), free
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     and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

     (i) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

     (j) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws, the National Association of Securities Dealers, Inc. and the Nasdaq National Market in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental or regulatory agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

     (k) PricewaterhouseCoopers LLP, who have expressed their opinions on the audited financial statements included or incorporated by reference in the Registration Statements and the Prospectus, are independent registered public accountants with respect to the Company and its subsidiaries as required by the Securities Act and the Rules and Regulations, including Rule 2-01 of Regulation S-X of the Rules and Regulations.

     (l) The financial statements, together with the related notes, included or incorporated by reference in the Prospectus and in each Registration Statement present fairly the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The financial statements, together with the related notes, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations. No other financial statements or exhibits and no supporting schedules are required by the Securities Act or the Rules and Regulations thereunder to be included in the Prospectus.
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     (m) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described in or contemplated by the Prospectus; and, since such date, there has not been any change in the capital stock (other than upon the issuance of shares pursuant to the Company's stock option and incentive plan or employee stock purchase plan as in existence on the date hereof or pursuant to its currently outstanding options, warrants or rights, in each case as described in the Prospectus, all of which issuances have been or will be made in compliance with the Securities Act and the Rules and Regulations) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

     (n) Except as described in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that is required to be described in the Registration Statements or the Prospectus and is not described therein or that, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect or prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (o) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or bylaws (or similar organizational documents), (ii) is in default in any respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clauses (ii) and (iii) above, any violations or defaults that, singularly or in the aggregate, would not have a Material Adverse Effect.

     (p) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies that are necessary for the ownership of their respective properties or the conduct of their respective
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     businesses as described in the Prospectus except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received written notification or, to its knowledge, other notification of any revocation or modification of any such license, authorization or permit, except where such revocation or modification or lack of renewal would not, singularly or in the aggregate, have a Material Adverse Effect.

     (q) The Company is not and, after giving effect to the offering of the Stock and the receipt and application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or entity controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

     (r) Neither the Company nor any of its officers or directors has taken or will take, and the Company has used and will use reasonable efforts to cause each of its affiliates not to have taken or take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company or that caused or resulted in, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

     (s) The Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, know-how, trade secrets and rights (collectively, "Intellectual Property") described in the Prospectus as being owned or licensed by them for the conduct of their respective businesses, and the Company has not received written or, to its knowledge, other notice of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. Except as described in the Prospectus, (i) to the Company's knowledge, the conduct of the Company's business does not and will not infringe or conflict with any Intellectual Property or franchise right of any person and (ii) no written or, to the Company's knowledge, other claim has been made against the Company alleging the infringement by the Company or any of its licensees or other third parties of any Intellectual Property or franchise right of any person, except for such as would not have a Material Adverse Effect. Each employee of and consultant to the Company and its subsidiaries has entered into a confidentiality and invention assignment agreement in favor of the Company or its applicable subsidiary as a condition of the employment or retention of services of such employee or consultant, except where failure to enter into such an agreement would not have a Material Adverse Effect. Except for matters relating to third parties expressly identified and named in the
     Prospectus: (A) to the Company's knowledge, there are no rights of third parties to any Intellectual Property owned by or licensed to the Company or any of its subsidiaries that conflict with the rights of the Company or its subsidiaries related to such Intellectual Property, except for any such
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                                                                               8


     rights that, singularly or in the aggregate, would not have a Material Adverse Effect; (B) to the Company's knowledge, there is no infringement by third parties of any Intellectual Property owned by or licensed to the Company or its subsidiaries that would have a Material Adverse Effect; (C) other than in connection with assertions or inquiries made by patent office examiners in the ordinary course of the prosecution of the patent applications of the Company or its subsidiaries, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or other claim by others challenging the rights of the Company or any of its subsidiaries in or to, or the validity or scope of, any Intellectual Property owned by or licensed to the Company or its subsidiaries, except for any such claim that would not have a Material Adverse Effect, and, to the Company's knowledge, there are no facts that would form a reasonable basis for any such claim; (D) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or other claim by others that the Company or any of its subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary rights of others, and there are no facts that would form a reasonable basis for any such claim by others that the Company or any of its subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any Intellectual Property of others, except, in each case in this clause (D), for any such claims that would not have a Material Adverse Effect; and (E) to the Company's knowledge, there is no patent or patent application that contains claims that conflict with any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any of its subsidiaries or that is necessary for the conduct of their respective businesses as currently or contemplated to be conducted, except for such as would not have a Material Adverse Effect.

     (t) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property that are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects, except as described in the Prospectus or for those that would not result in a Material Adverse Effect.

     (u) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened that would reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.
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     (v) No "prohibited transaction" (as defined in Section 406 of the Employee
     Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and not otherwise exempt from treatment as a "prohibited transaction") or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan that could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that could cause the loss of such qualification.

     (w) Neither the Company nor any of its subsidiaries is in violation of any foreign, federal, state or local rules, laws or regulations relating to the use, treatment, storage and disposal of toxic substances and the protection of health or the environment ("Environmental Laws") that are applicable to its business, except for any such violations that would not, singularly or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any written or, to their knowledge, other notice from any governmental authority or third party of an asserted claim under Environmental Laws; each of the Company and its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except for the lack of such permits, licenses or approvals or for such non-compliance as would not, singularly or in the aggregate, have a Material Adverse Effect; and to the Company's knowledge, there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received notice and no notice by any other person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit that would, under any Environmental Law, give rise to any liability, except for any violation or liability that would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect.

     (x) The Company has reviewed the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, during which the Company identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

     (y) Each of the Company and its subsidiaries (i) has filed all necessary federal, state and foreign income and franchise tax returns that are required to be filed through the date hereof, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable through the date hereof and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company's knowledge, proposed against it other than those filings, payments or deficiencies that would not, singularly or in the aggregate, have a Material Adverse Effect.

     (z) To the Company's knowledge, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws"), except for any such non-compliance as would not, singularly or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened.

     (aa) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department; and the Company will not directly or indirectly use the proceeds of the offering of the Stock, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by such office.

     (bb) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such losses and risks as is prudent and customary in the businesses in which they are engaged.

     (cc) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (dd) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements that is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or, to the knowledge of the Company, any of the other parties thereto, and the Company has not received written or, to its knowledge, other notice of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

     (ee) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Prospectus and that is not so described.

     (ff) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise in connection with the offering and sale of the Stock as contemplated by the Prospectus, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right or whose right to incidental registration are solely dependent on the inclusion of any such shares in such registration by persons or entities who have waived such rights and except as otherwise set forth in the Prospectus.

     (gg) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock as contemplated by the Prospectus.

     (hh) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (ii) The Stock is quoted on the Nasdaq National Market.

     (jj) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (collectively, the "Sarbanes-Oxley Act") that are currently in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

     (kk) The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are currently in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and at all times after the effectiveness of such requirements.

     (ll) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

     (mm) There are no transactions, arrangements or other relationships between or among the Company or, to its knowledge, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations), on the one hand, and any unconsolidated entity, on the other hand, including, without limitation, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company's liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus that have not been described as required.

3. PURCHASE SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto.

     The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $4.70 per share (the "Purchase Price").

     The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price per share to be paid for the Firm Stock by wire transfer to an account at a bank mutually acceptable to the Company and SG Cowen, payable to the order of the Company, all at the offices of Wilson Sonsini Goodrich & Rosati, counsel for the Company, 12 East 49th Street, New York, New York. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on February 9, 2005, in accordance with Rule 15c6-1 under the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and SG Cowen.

     The Company shall make the certificates for the Firm Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty-four hours prior to the First Closing Date.

     For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in any written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement, provided that such option may not be exercised more than a total of three (3) times. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

     The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for such Optional Stock. Each date and time for delivery of and payment for any Optional Stock (which may be the First Closing Date, but not earlier) is herein referred to as an "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (Each Option Closing Date and the First Closing Date are herein referred to as the "Closing Dates.")

     The Company will deliver the Optional Stock specified in any written notice by SG Cowen described above to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the business day preceding the Option Closing Date for such Optional Stock against payment of the aggregate Purchase Price therefor per share to be paid for such Optional Stock in federal (same day) funds by certified or official bank check or checks or wire transfer to an account at a bank acceptable to SG Cowen payable to the order of the Company all at the offices of Wilson Sonsini Goodrich & Rosati, counsel for the Company, 12 East 49th Street, New York, New York. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company shall make the certificates for such Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, on the business day preceding such Option Closing Date. Such Option Closing Date and the location of delivery of, and the form of payment for, such Optional Stock may be varied by agreement between the Company and SG Cowen.

     The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

     (a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

     (b) If at any time after the date of this Agreement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus or make an appropriate filing pursuant to
     Section 13 or 14 of the Exchange Act that will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus. Notwithstanding the foregoing, if any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the date of this Agreement, the preparation and furnishing of such amended or supplemented Prospectus or the making of such filing shall be at the expense of such Underwriter.

     (c) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

     (d) To deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request:
     (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Prospectus (not later than 10:00 A.M., New York time, of the business day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York time, on the business day following the date of such amendment or supplement) and (iv) any document incorporated by reference in the Prospectus (excluding exhibits thereto).

     (e) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statements (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, such Rule 158).

     (f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.

     (g) During the period of five years from the date hereof, but only to the extent not available on the Commission's website, the Company will deliver to the Representatives and, upon reasonable request, to each of the other Underwriters, as soon as they are available, copies of (i) all reports or other communications furnished to stockholders and (i) all reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

     (h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge or contract to sell, or otherwise dispose of, any shares of or securities convertible into or exercisable or exchangeable for Common Stock, or announce the offering of or file any registration statement under the Securities Act in respect of, any shares of or securities convertible into or exercisable or exchangeable for Common Stock, in each case for a period of 90 days from the date of the Prospectus without the prior written consent of SG Cowen other than the Company's sale of the Stock hereunder and the issuance of shares pursuant to the Company's stock option and incentive plan or employee stock purchase plan as in existence on the date hereof or pursuant to its currently outstanding options, warrants or rights, in each case as described in the Prospectus, all of which issuances will be made in compliance with the Securities Act and the Rules and Regulations; provided, however, that if (A) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of such 90-day period or (B) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed by this Section 4(h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of such earnings release or the occurrence of such material news or material event. The Company will cause each officer, director and stockholder listed in Schedule B to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto.

     (i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

     (j) Prior to each of the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statements and the Prospectus.

     (k) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

     (l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will use reasonable efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and the Company will not, and will use reasonable efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

     (m) The Company shall at all times continue to comply, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

     (n) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds."

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statements, any Preliminary Prospectus and the Prospectus any amendments and exhibits thereto or any document incorporated by reference therein, the costs of printing, reproducing and distributing the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other means of communications; (d) the reasonable fees and expenses (including any related and documented fees and expenses of counsel for the Underwriters) incurred in connection with filings, if any, under Conduct Rules 2710 or 2720 of the National Association of Securities Dealers; (e) any applicable listing or other fees; (f) the reasonable fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) hereof and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related and documented fees and expenses of counsel for the Underwriters not to exceed $5,000); (g) all fees and expenses of the registrar and transfer agent of the Stock; (h) the costs and expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock (including the reasonable costs and expenses of the Underwriters), including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of representatives and officers of the Company, the Underwriters and any such consultants and the cost of any aircraft chartered with the Company's prior approval in connection with such road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock that they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder, and to each of the following additional terms and conditions:

     (a) No stop order suspending the effectiveness of either the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) hereof.

     (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that either of the Registration Statements or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of counsel for the Underwriters, is material or omits to state any fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statements and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that such counsel may reasonably request to enable them to pass upon such matters.

     (d) Wilson Sonsini Goodrich & Rosati shall have furnished to the Representatives such counsel's written opinion, as counsel for the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own its properties and assets, and to carry on its business as described in the Prospectus.

         (ii) Evergreen Securities is a corporation duly incorporated and validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Evergreen Securities has the corporate power and authority to own its properties and assets, and to carry on its business as presently conducted.

        (iii) The authorized capital stock of the Company conforms as to legal matters to the description thereof in the Prospectus.

         (iv) The Stock being delivered on the Closing Date has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

          (v) To such counsel's knowledge, all the outstanding shares of capital stock of Evergreen Securities have been duly authorized; and except to the extent set forth in the Prospectus, the shares of capital stock of each subsidiary of the Company are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

         (vi) The stockholders of the Company have no preemptive rights contained in the Company's charter or bylaws; and to such counsel's knowledge, the stockholders of the Company do not have contractual, written preemptive rights with the Company with respect to the Stock that have not otherwise been waived.

        (vii) This Agreement has been duly authorized, executed and delivered by the Company.

       (viii) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the issuance and sale of the Stock will not (A) violate any provisions of the Company's charter or bylaws or any provisions of any applicable federal or state law, rule or regulation known to us to be customarily applicable to transactions of this nature, (B) violate, or constitute a default under, any contract or agreement filed as an exhibit pursuant to Item 601(b)(4) or 601(b)(10) of Regulation S-K to any document filed by the Company under the Exchange Act and incorporated by reference in the Prospectus or (C) any order known to such counsel of any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

         (ix) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval or authorization of, or designation, declaration, filing or registration with, any governmental authority is required on the part of the Company for the execution and delivery of this Agreement or the offer, issuance or sale by the Company of the Stock.

          (x) The statements in the Prospectus under the headings "Principal Stockholders," "Description of Capital Stock" and "Certain United States Federal Tax Considerations," insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

         (xi) Such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described in all material respects therein as required nor of any contracts or documents of a character required to be filed as exhibits to the Registration Statement that are not filed as required.

        (xii) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject that, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to such counsel's knowledge, no such proceedings have been threatened in writing by governmental authorities or threatened in writing by others.

       (xiii) The Registration Statement was declared effective under the Securities Act, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statements has been issued and, to such counsel's knowledge, no proceeding for that purpose has been instituted or is pending by the Commission.

        (xiv) To such counsel's knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company in connection with the offering and sale of the Stock by the Company as contemplated by the Prospectus, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right or whose right to incidental registration are solely dependent on the

          (xv) inclusion of any such shares in such registration by persons or entities who have waived such rights and except as otherwise described in the Prospectus.

         (xvi) The Company is not, and after giving effect to the offering of the Stock and the receipt and application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

     Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Representatives, to the effect that
     (A) such counsel has acted as counsel for the Company in connection with the preparation of the Initial Registration Statement and the Prospectus and (B) based on such counsel's examination of the Initial Registration Statement and the Prospectus and such counsel's investigations made in connection with the preparation of the Initial Registration Statement and the Prospectus and conferences with certain officers and employees of and auditors and patent counsel for the Company and with you and counsel for the Underwriters, at which conferences the contents of the Initial Registration Statement and the Prospectus and related matters were reviewed and discussed, no facts have come to such counsel's attention through such review and discussion as described therein that have caused such counsel to believe that (1) as of its effective date, the Initial Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) as of its issue date or the date hereof, the Prospectus or any amendment or supplement thereto contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel shall confirm that (x) each of the Registration Statements, as of the respective effective dates, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to such Closing Date complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and (y) the documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Initial Registration Statement or the Prospectus.

     The foregoing opinion and statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Initial Registration Statement or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinion described in clause (x) above.

     (e) Taylor Wessing shall have furnished to the Representatives such counsel's written opinion, as German counsel for the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) The German Subsidiaries have been duly organized and are validly existing as corporations under the laws of the Federal Republic of Germany and are duly qualified to do business in Germany and, to our knowledge, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate a Material Adverse Effect; and to such counsel's knowledge, the German Subsidiaries are only engaged in business in Germany.

         (ii) All registered shares of capital stock of each of the German Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are, to such counsel's knowledge, except to the extent set forth in the Prospectus, owned by the Company directly; and to such counsel's knowledge, all of such outstanding shares are registered or, with respect to a capital increase contemplated in the organizational documents of the German Subsidiaries, will be registered.

        (iii) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel after reasonable investigation to which either German Subsidiary is a party or by which either German Subsidiary is bound or to which any of the properties or assets of either German Subsidiary is subject, nor will such actions result in any violation of the Articles of Association (or similar organizational documents such as the Master Joint Venture Agreement) of either German Subsidiary or any statute or law or any order known to such counsel or any rule or regulation of any governmental agency or body or court having jurisdiction over either German Subsidiary or any of their respective properties or assets.

          (iv) To such counsel's knowledge, neither German Subsidiary (A) is in violation of its organizational documents, (B) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (C) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (B) and (C), for those defaults, violations or failures that, either individually or in the aggregate, would not have a Material Adverse Effect.

          (v) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which either German Subsidiary is a party or of which any property or asset of either German Subsidiary is the subject that, singularly or in the aggregate, if determined adversely to either German Subsidiary, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (f) The Representatives shall have received a written opinion from Proskauer Rose LLP, as counsel for the Company as to certain matters involving Intellectual Property of the Company and its subsidiaries, addressed to the Underwriters and dated such Closing Date, in substantially the forms thereof attached as Exhibit II hereto.

     (g) The Representatives shall have received from Pillsbury Winthrop LLP, counsel for the Underwriters, such written opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

     (h) At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP, a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are independent registered public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus, including statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters delivered in accordance with Statement of Auditing Standards No. 72 (or any successor thereto).

     (i) On each Closing Date, the Representatives shall have received a letter (each, a "bring-down letter") from PricewaterhouseCoopers LLP, addressed to the Underwriters and dated such Closing Date confirming, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of such bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(h) hereof.

     (j) The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statements and the Prospectus and, in their opinion, the Registration Statements, as of their respective effective dates, and the Prospectus, as of its date or at such Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of the Initial Registration Statement, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus, (iii) to their knowledge after reasonable investigation, as of such Closing Date, the other representations and warranties of the Company set forth in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

     (k) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

     (l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body that would, as of such Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Closing Date that would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

     (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or
     (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) so as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

     (n) SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and stockholders of the Company listed in Schedule B to this Agreement in accordance with
     Section 4(h) hereof.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.   INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company shall indemnify and hold harmless each Underwriter, its members, officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, either of the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter's Information; provided further, however, that the foregoing indemnification agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Securities, or any members, officers, employees, representatives, agents or controlling persons of such Underwriter, if (A) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Securities

     (b) to such person, (B) a copy of the Prospectus (as then amended or supplemented), excluding documents incorporated by reference therein, was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(d) hereof and (C) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          This indemnity agreement is not exclusive and will be in addition to any liability that the Company might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to each Underwriter Indemnified Party.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and, each, a "Company Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter's Information. This indemnity agreement is not exclusive and will be in addition to any liability that the Underwriters might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to the Company Indemnified Parties.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b) hereof, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(d) hereof, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) hereof, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriters' Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The Underwriters' obligations to contribute as provided in this
     Section 7(e) are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Section 6(k) or 6(m) hereof have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement or (c) this Agreement shall have been terminated pursuant to Section 10 hereof, then the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the SG Cowen. If this Agreement is terminated pursuant to Section 10 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight
(48) hours after such default, this Agreement shall terminate.

     If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statements or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statements or supplements to the Prospectus that may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 hereof and except the provisions of
Section 7 hereof shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter's responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen & Co., LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention: Skip Grow, Managing Director (Fax:
     212-278-4290), with a copy to SG Cowen & Co., LLC at the same address,
     Attention: General Counsel (Fax: 212-278-7432); and

     (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Evergreen Solar, Inc. 138 Bartlett Street, Marlborough, Massachusetts 01752, Attention: Richard G. Chleboski, Chief Financial Officer, Vice President, Treasurer and Secretary (Fax:
     508-229-0747).

14. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. UNDERWRITERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the "Underwriters' Information" consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page of the Prospectus; and (ii) the statements contained in paragraph 3 concerning the Underwriters, in the fourth sentence of paragraph 8 and in the first sentence of paragraph 9, in each case in the Prospectus under the heading "Underwriting."

17. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives will be binding on all the Underwriters.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                           Very truly yours,

                                           EVERGREEN SOLAR, INC.


                                           By: /s/ Richard G. Chleboski
                                               ---------------------------------
                                               Name: Richard G. Chleboski
                                               Title: CFO

Accepted as of
the date first above written:
SG COWEN & CO., LLC
FIRST ALBANY CAPITAL INC.
   Acting on their own behalf
   and as Representatives of the several
   Underwriters referred to in the
   foregoing Agreement.

By: SG COWEN & CO., LLC


By: /s/ Schuyler Grow
    ------------------------------------
    Name: Schuyler Grow
    Title: Managing Director

                                   SCHEDULE A

                                         Number of
                                        Firm Shares
                                           to be
Name                                     Purchased
----                                    -----------
SG Cowen & Co., LLC .................     8,375,000
First Albany Capital Inc. ...........     4,125,000
                                         ----------
Total ...............................    12,500,000
                                         ==========

                                   SCHEDULE B

                                    EXHIBIT I

                           [Form of Lock-Up Agreement]

                                                                January __, 2005

SG Cowen & Co., LLC
First Albany Capital Inc.

   As representatives of the several Underwriters

c/o   SG Cowen & Co., LLC
      1221 Avenue of the Americas
      New York, New York 10020

Re:  Evergreen Solar, Inc. -- Public Offering of Shares of Common Stock

Dear Sirs:

     In order to induce SG Cowen & Co., LLC ("SG Cowen") and First Albany Capital Inc., on their own behalf and as representatives of the several underwriters, to enter into a certain underwriting agreement with Evergreen Solar, Inc., a Delaware corporation (the "Company"), with respect to the public offering (the "Offering") of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), registered under the Securities Act of 1933, the undersigned hereby agrees that for a period from the date hereof until the expiration of 90 days following the date of the final prospectus supplement filed by the Company pursuant to the Securities Act of 1933 in connection with the Offering (such period, the "lock-up period"), the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge or contract to sell, or otherwise dispose of, any shares of Common Stock, or any other securities convertible into or exercisable or exchangeable for Common Stock, that are currently or hereafter owned by the undersigned (including, without limitation, any such shares or other securities that either currently or hereafter are registered in the name of the undersigned or may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission, including Rule 13d-3 under the Securities Exchange Act of 1934 (any such shares or other securities, the "Securities"), (ii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of any of the Securities or (iii) engage in any short selling of any of the Securities.

     If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, then, if the Company and SG Cowen mutually agree, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of such earnings release or the occurrence of such material news or material event.

     The undersigned hereby acknowledges and agrees that written notice of confirmation of the agreement to any extension of the lock-up period pursuant to the previous paragraph will be delivered by or on behalf of SG Cowen to the Company (in accordance with the notice provisions of the underwriting agreement referred to in the first paragraph of this Agreement), which notice will be promptly delivered by or on behalf of the Company to the undersigned at the undersigned's address maintained by the transfer agent for the Common Stock, and that any such notice so delivered will be deemed to have been given to, and received by, the undersigned.

     Anything contained herein to the contrary notwithstanding, any person to whom any of the Securities are transferred from the undersigned shall be bound by the terms of this Agreement.

     In addition, the undersigned hereby waives, from the date hereof until the expiration of the 90-day period following the date of the final prospectus supplement filed by the Company pursuant to the Securities Act in connection with the Offering, any and all rights, if any, to request or demand registration of any of the Securities under the Securities Act of 1933, whether as result of the registration of the Offering thereunder or otherwise, including any rights to receive notice of the Offering or the registration thereof under the Securities Act of 1933. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent for the Common Stock with respect to any of the Securities.

     This Agreement shall terminate on April 30, 2005 unless the sale of Common Stock contemplated by the Offering shall have been completed prior to such date.

                                        [Signatory]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT II